Exhibit 10.7

EXECUTION VERSION

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of December 20, 2023, is made by and among Chavant Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), Mobix Labs, Inc., a Delaware corporation (“Mobix Labs”), and the Backstop Investor (as defined below).

WHEREAS, the Company is a special purpose acquisition company whose ordinary shares, par value $0.0001 per share “(“Ordinary Shares”), are traded on The Nasdaq Capital Market under the symbol “CLAY”, and whose warrants to purchase Ordinary Shares of the Company (“Warrants”) and units consisting of one Ordinary Share and three-quarters of one Warrant (“Units”) are traded on The Nasdaq Capital Market under the symbol “CLAYW” and “CLAYU”, respectively, among other securities of the Company;

WHEREAS, the Company, CLAY Merger Sub II, Inc., a Delaware corporation and newly formed, wholly- owned direct subsidiary of Chavant (“Merger Sub”), and Mobix Labs entered into a business combination agreement (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into Mobix Labs, with Mobix Labs surviving the merger as a wholly-owned direct subsidiary of the Company;

WHEREAS, the Company and Backstop Investor on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Backstop Investor or its affiliates (the “Backstop Investor”) are entering into this Agreement in anticipation of the closing (the “Closing”) of the business combination contemplated by the Business Combination Agreement (the “Business Combination”);

WHEREAS, the Backstop Investor has voting and investment power over 73,706 Ordinary Shares as of the date hereof (the “Backstop Investor Shares”);

WHEREAS, the Company held its extraordinary general meeting of the shareholders of the Company to approve the Business Combination on December 18, 2023;

WHEREAS, pursuant to the terms of this Agreement, the Backstop Investor desires to agree to reverse redemptions previously submitted by it or submitted by other investors, with respect to the Backstop Investor Shares; and

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings specified in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.  Non-Redemption Agreement. Subject to the conditions set forth in this Agreement, the Backstop Investor irrevocably and unconditionally hereby agrees that it shall immediately rescind the redemption of the Backstop Investor Shares (the “Non-Redemption”) and shall provide confirmation thereof to the Company promptly thereafter.

2.  Non-Redemption Consideration. In consideration of the agreement set forth in Section 1 hereof, upon completion of the Non-Redemption and subject to the Backstop Investor’s compliance with this Agreement, Mobix Labs shall issue to the Backstop Investor, promptly after the Non-Redemption and receipt by the Company of confirmation thereof and prior to the Closing of the Business Combination, 202,692 warrants, each warrant exercisable to the purchase one share of common stock, $0.00001 par value per share, of Mobix Labs at an exercise price of $0.01 per share, and such 202,692 warrants shall be converted into 202,489 shares of Class A Common Stock of the Company (following the Domestication) upon the Closing.

3.  Representations and Warranties.

Each of the parties hereto represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Agreement will not result in a violation of its Certificate of Formation, Certificate of Incorporation or similar organizational document, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound. The Backstop Investor represents and warrants to the Company and Mobix Labs that, as of the date hereof, the Backstop Investor beneficially owns the Backstop Investor Shares.

4.   Additional Covenants. The Backstop Investor hereby covenants and agrees that, except for this Agreement, the Backstop Investor shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to the Backstop Investor Shares (or any securities received in exchange therefor) inconsistent with Backstop Investor’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to the Backstop Investor Shares (or any securities received in exchange therefore), (iii) enter into any agreement or take any action that would make any representation or warranty of Backstop Investor contained herein untrue or inaccurate in any material respect or have the effect of preventing or disabling Backstop Investor from performing any of its obligations under this Agreement, or (iv) purchase the Backstop Investor Shares at a price higher than the price offered through the Company’s redemption process.

5.   Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated hereby.

6.  Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the mutual written consent of the parties hereto, (c) January 22, 2024, if the Business Combination has not been consummated by such date, and (d) the later of the delivery of the Non-Redemption Consideration pursuant to Section 2 hereof to the Backstop Investor and the Closing of the Business Combination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (a) and (d) above shall not affect any liability on the part of any party for an intentional breach of this Agreement. Section 4 of this Agreement will survive the termination of this Agreement until the Business Combination and Section 6 through and including Section 22 of this Agreement will survive the termination of this Agreement.

7.  Trust Account Waiver. The Backstop Investor acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of a private placement (including interest accrued from time to time thereon) for the benefit of its public shareholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Backstop Investor hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement, the Backstop Investor Shares or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Backstop Investor or any of its related parties as a shareholder of the Company to the extent related to or arising from any securities of the Company other than the Backstop Investor Shares. The Backstop Investor hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect to the Released Claims.

8.  Public Disclosure. The Company shall file a Current Report on Form 8-K with the SEC (the “Current Report”) reporting the material terms of this Agreement within the time period required by the rules and regulations of the SEC. The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Backstop Investor concerning the Company, Ordinary Shares or the Business Combination, other than the existence of this Agreement, such that the Backstop Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Notwithstanding anything in this Agreement to the contrary, the Backstop Investor agrees that the Company shall have the right to publicly disclose the nature of the Backstop Investor’s commitments, arrangements and understandings under and relating to this Agreement in any filing by the Company with the SEC.

9.  Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 20 hereof or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

10.  Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

11.  Form W-9 or W-8. The Backstop Investor shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable.

12.   Non-Reliance. The Backstop Investor has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated hereunder and the Backstop Investor hereby acknowledges that none of the Company, Mobix Labs nor any representative or affiliate of the foregoing has provided or will provide the Backstop Investor with any financial, tax or other advice relating to this Agreement or the arrangements contemplated hereunder.

13.   No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the parties and their respective successors and permitted assigns. Except as expressly named in this Section 13, this Agreement is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

14.  Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the non-assigning party hereto (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Backstop Investor may transfer its rights, interests and obligations hereunder to one or more investment funds or accounts managed or advised by the Backstop Investor (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms hereof prior to any such transfer being effectuated.

15.  Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware.

16.  Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

17.   Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

18.   No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Backstop Investor, on the one hand, and the Company and Mobix Labs, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

19.   Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 19):

If to the Company prior to consummation of the Business Combination:

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

Attention: Jiong Ma

Email: jma@chavantcapital.com

With a required copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: John C. Ericson; Benjamin P. Schaye

Email: jericson@stblaw.com; bschaye@stblaw.com

If to Mobix Labs prior to consummation of the Business Combination:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618

Attention: Keyvan Samini

Email: legal@mobixlabs.com

With a required copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10022

Attention: Raymond Lee; Laurie Green

Email: LeeR@gtlaw.com; GreenL@gtlaw.com

If to the Company after consummation of the Business Combination:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., suite 100

Irvine, CA 92618

Attention: Keyvan Samini

Email: legal@mobixlabs.com

With a required copy to (which shall not constitute notice):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, New York 10022

Attention: Raymond Lee; Laurie Green

Email: LeeR@gtlaw.com; GreenL@gtlaw.com

If to the Backstop Investor:

Meteora Capital, LLC

1200 N Federal Hwy, Ste 200

Boca Raton, FL 33432

Email: notices@meteoracapital.com

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105-2933

Attention: Jeffrey C. Selman

Email: jeffrey.selman@us.dlapiper.com

20.  Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21.   Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

CHAVANT CAPITAL ACQUISITION CORP

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Chief Executive Officer

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President / CFO

METEORA CAPITAL LLC as BACKSTOP INVESTOR

By:	Meteora Capital, LLC

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Managing Member

Fund	CLAY NRA
Meteora Special Opportunity Fund I, LP	14,153	19.20%
Meteora Capital Partners, LP	33,753	45.79%
Meteora Select Trading Opportunities Master, LP	25,800	35.00%
TOTAL Meteora Capital, LLC	73,706

Managed Accounts	Address	EIN
Meteora Special Opportunity Fund i, LP	1200 N Federal Hwy, #200 Boca Raton FL 33432	[****]
Meteora Capital Partners, LP	1200 N Federal Hwy, #200 Boca Raton FL 33432	[****]
Meteora Select Trading Opportunities Master, LP	71 Fort St, PO Box 500, Grand Cayman KY1106	[****]

[Signature page to Non-Redemption Agreement]